UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2021

Central Index Key Number of the issuing entity: 0001705163

Morgan Stanley Capital I 2017-H1

(Exact name of issuing entity)

Central Index Key Number of the depositor: 0001547361

Morgan Stanley Capital I Inc.

(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor: 0000312070

Barclays Bank PLC

Central Index Key Number of the sponsor: 0001624053

Argentic Real Estate Finance LLC

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001682532

Starwood Mortgage Funding III LLC

Central Index Key Number of the sponsor: 0001701238

Citi Real Estate Funding Inc.

Central Index Key Number of the sponsor: 0001541001

Citigroup Global Markets Realty Corp.

(Exact names of sponsors as specified in their charters)

38-4032155
38-4032156
Delaware	333-206582-10	38-7187248
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1585 Broadway	New York, New York	10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 761-4000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 6 - Asset-Backed Securities

Item 6.04. Failure to Make a Required Distribution.

On May 6, 2021, the Depositor was notified by the Certificate Administrator that the servicer remittance report relating to the April 16, 2021 distribution was updated to reflect additional proceeds received in connection with a mortgage loan payoff, together with associated prepayment premiums.  Such amounts were recently identified by the Servicer as relating to the April 16, 2021 distribution and were distributed to Certificateholders on May 6, 2021, resulting in additional payments to the following classes:  Class A-1 ($9,228,680.54), Class A-2 ($34,870,984.38), Class J-RR ($68,979.14) and Class X-A ($1,046,955.38).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Morgan Stanley Capital I Inc.

	By:	/s/ Jane Lam
Name: Jane Lam
Title: President

Date: May 10, 2021

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